                                                                 EXHIBIT 10.15




                     NON-QUALIFIED RETIREMENT/SAVINGS PLAN

                                       OF

                               APACHE CORPORATION






EFFECTIVE NOVEMBER 16, 1989

                               TABLE OF CONTENTS

         ARTICLE                                                                        PAGE
         -------                                                                        ----
    I.   Definitions
         -----------

         1.01     Account                                                                2
         1.02     Committee                                                              2
         1.03     Company                                                                2
         1.04     Company Deferrals                                                      2
         1.05     Compensation                                                           2
         1.06     Deferred Contributions                                                 3
         1.07     Enrollment Agreement                                                   3
         1.08     Participant                                                            3
         1.09     Plan Year                                                              3
         1.10     Trust                                                                  3
         1.11     Trust Agreement                                                        3
         1.12     Trustee                                                                3
         1.13     Valuation Date                                                         4

   II.   Eligibility and Participation
         -----------------------------

         2.01    Eligibility and Participation                                           5
         2.02    Enrollment                                                              5
         2.03    Failure of Eligibility                                                  5

  III.   Contribution-Deferrals
         ----------------------

         3.01    Participant Deferrals                                                   6
         3.02    Company Deferrals                                                       7
         3.03    Increase in Contributions During Initial Plan Year                      7

   IV.   Investment of Deferrals and Accounting
         --------------------------------------

         4.01    Investments                                                             8

V.       Distributions
         -------------

         5.01    Time of Distribution                                                    9
         5.02    Method and Amount of Distribution                                      10
         5.03    Beneficiaries                                                          10
         5.04    Hardship Distributions                                                 11

         ARTICLE                                                                     PAGE
         -------                                                                     ----
   VI.   Administration
         --------------

         6.01    The Committee -- Plan Administrator                                 13
         6.02    Committee to Administer and Interpret Plan                          13
         6.03    Organization of Committee                                           13
         6.04    Indemnification                                                     13
         6.05    Agent for Process                                                   13
         6.06    Determination of Committee Final                                    14

  VII.   Trust
         -----

         7.01    Trust Agreement                                                     15
         7.02    Expenses of Trust                                                   15

 VIII.   Amendment and Termination
         -------------------------

         8.01    Termination of Plan                                                 16
         8.02    Amendment by Company                                                16

  IX.    Miscellaneous
         -------------

         9.01    Funding of Benefits - No Fiduciary Relationship                     17
         9.02    Right to Terminate Employment                                       17
         9.03    Inalienability of Benefits                                          17
         9.04    Claims Procedure                                                    17
         9.05    Disposition of Unclaimed Distributions                              18
         9.06    Distributions Due Infants or Incompetents                           19
         9.07    Use and Form of Words                                               19
         9.08    Headings                                                            19
         9.09    Governing Law                                                       19

                     NON-QUALIFIED RETIREMENT/SAVINGS PLAN
                                       OF
                               APACHE CORPORATION


         Apache Corporation (the "Company") hereby establishes a Non-Qualified Retirement/Savings Plan (the "Plan") effective as of November 16, 1989. The Company previously established the Apache Corporation 401(k) Retirement/Savings Plan (the "Retirement/Savings Plan"). The Company intends that this Plan shall provide a select group of management or highly compensated employees of the Company with deferred retirement benefits in addition to the retirement benefits provided under the Retirement/Savings Plan, in cases where benefits under the Retirement/Savings Plan may be limited by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), or in cases where participation in the Retirement/Savings Plan will otherwise be adversely affected by provisions of the Code, in consideration of the valuable services provided by such employees to the Company and to induce such employees to remain in the employ of the Company or its affiliates. The Company intends that the Plan shall not be treated as a "funded" plan for purposes of either the Internal Revenue Code of 1986 (the "Code") or the-Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE I
                                  DEFINITIONS

         Defined terms used in this Plan shall have the meanings set forth below or the same meanings as in the Retirement/Savings Plan, as the case may be:

1.01     Account

         "Account" means the account maintained for each Participant to which shall be credited all Deferred Contributions made by a Participant, all Company Deferrals on behalf of a Participant, and all adjustments thereto.

1.02     Committee

         "Committee" means the administrative committee provided for in Section 6.01.

1.03     Company

         "Company" means (i) Apache Corporation, and (ii) any other corporation or unincorporated trade or business which, with approval of the Board of Directors of Apache Corporation, has adopted the Plan and is a member of the same controlled group of corporations or the same group of trades or businesses under common control (within the meaning of Sections 414(b) and 414(c) of the Code) as Apache Corporation, or an affiliated service group (as defined in Section 414(m) of the Code) which includes Apache Corporation or any other entity required to be aggregated with Apache Corporation pursuant to regulations under
         Section 414(o) of the Code.

1.04     Company Deferrals

         "Company Deferrals" means the amount of matching Company Deferrals allocated to a Participant's Account pursuant to Section 3.02.

1.05     Compensation

         "Compensation" means regular compensation paid from the Company including overtime pay and bonuses, but excluding commissions, credits, other contingent compensation, Company Deferrals, Company contributions under the Retirement/ Savings Plan and contributions to any other fringe benefit plan. Compensation shall be the amount determined prior to any salary reduction described in Section 3.01 of this Plan, Section 3.01 of the Retirement/Savings Plan and under
         Section 125 of the Code.

1.06     Deferred Contributions

         "Deferred Contributions" means the amounts of a Participant's Compensation which he elects to defer and have allocated to his Account pursuant to Section 3.01.

1.07     Enrollment Agreement

         "Enrollment Agreement" means an application for participation in the Plan, execution of which by an eligible employee is required under
         Article II for Plan participation.

1.08     Participant

         "Participant" means any eligible employee selected to participate in this Plan who has completed an Enrollment Agreement and is entitled to the distribution of benefits hereunder.

1.09     Plan Year

         "Plan Year" means the period during which the Plan records are kept. The initial Plan Year shall be a year commencing November 16, 1989 and ending December 31, 1989. Subsequent Plan Years shall be the calendar year.

1.10     Trust

         "Trust" means the trust or trusts, if any, created by the Company to provide funding for the distribution of benefits in accordance with the provisions of the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors in the event of the Company's insolvency.

1.11     Trust Agreement

         "Trust Agreement" means the written instrument pursuant to which each separate Trust is created.

1.12     Trustee

         "Trustee" means one or more banks, trust companies or insurance companies designated by the Company to hold and invest the Trust Fund and to pay benefits and expenses as authorized by the Committee in accordance with the terms and provisions of the Trust Agreement.

1.13     Valuation Date

         "Valuation Date" means the last day of the Plan Year or any other date specified by the Committee for the valuation of the Participants' Accounts.

                                   ARTICLE II
                         ELIGIBILITY AND PARTICIPATION

2.01     Eligibility and Participation

         The Committee shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan from those employees who are (i) eligible to participate in the Retirement/Savings Plan; and (ii) are among a select group of management or highly compensated employees.

2.02     Enrollment

         Employees who have been selected by the Committee to participate in the Plan shall enroll in the Plan by (i) entering into an Enrollment Agreement with the Company, which shall contain the Participant's beneficiary designation under Section 5.03 and such other terms as the Company deems appropriate and necessary, and (ii) completing such other forms and furnishing such other information as the Company may reasonably require.

2.03     Failure of Eligibility

         No Deferred Contributions or Company Deferrals shall be added to a Participant's Account after the Participant ceases to meet the eligibility criteria as determined by the Committee for participation herein. The determination of the Committee with respect to the termination of participation in the Plan shall be final and binding on all parties affected thereby. Any benefits accrued hereunder, however, at the time of such change, shall remain distributable in accordance with the provisions of the Plan.

                                  ARTICLE III
                             CONTRIBUTION DEFERRALS

3.01     Participant Deferrals

         (a) A Participant may elect to defer a portion of his Compensation by filing an Enrollment Form with the Committee. The Enrollment Form must be filed on or before the first day of the Plan Year in which the deferral is to be made, unless the Participant was not eligible to participate in the Plan on such date, in which case the Enrollment Form must be filed within 30 days after the date on which such Participant became eligible to participate.

         (b) The amount of a Participant's Deferred Contributions made pursuant to the Plan shall equal the amount of Participant Deferrals which would have been credited to the Participant's Deferral Account pursuant to Section 3.01(a) of the Retirement/Savings Plan but could not be so credited due to restrictions imposed by the Code, including without limitation restrictions under Sections 401(a)(17), 401(k)(3), 402(g) and 415(c). The amount of a Participant's Deferred Contribution shall be determined by reference to the Participant's elected Deferral Percentage under the Retirement/Savings Plan as of the first day of the Plan Year or, if the Participant was not eligible to participate in this Plan on such date, on the first day on which the Participant was eligible to participate in this Plan, without regard to any change in the Participant's Deferral Percentage under the Retirement/Savings Plan which subsequently becomes effective in such Plan Year. An election to participate in this Plan for any Plan Year shall be irrevocable; provided, however, that a Participant's Deferred Contributions shall be suspended for a period of twelve (12) months following the date the Participant receives a hardship withdrawal pursuant to Section
                 5.01 of the Retirement/Savings Plan or Section 5.04 of the Plan. Notwithstanding anything herein to the contrary, a Participant shall not be permitted to defer Compensation which is earned or payable prior to the execution and delivery of the Participant's Enrollment Agreement.

         (c) Deferred Contributions shall be deducted through payroll withholding from the Participant's regular compensation payable by the Company and shall be credited to the Participant's Account on or about the date or dates such amount would have been credited to his account in the Retirement/Savings Plan, if such amounts had in fact been credited to his account in the Retirement/Savings Plan.

3.02     Company Deferrals

         The Company shall cause to be credited to a Participant's Account for each Plan Year an amount equal to the difference between (i) the Company contributions (including both automatic and matching contributions) that would have been made on the Participant's behalf under Section 3.03 of the Retirement/Savings Plan for such Plan Year if the Participant's contributions under the Retirement/Savings Plan for such Plan Year had included the Deferred Contributions to this Plan, without taking into account restrictions imposed by the Code, including without limitation restrictions under Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415(c); and (ii) Company contributions actually made on the Participant's behalf under Section 3.03 of the Retirement/Savings Plan. All such amounts shall be credited to the Participant's Account on or about the date or dates such amounts would have been credited to his account in the Retirement/Savings Plan if such amounts had in fact been credited to his account in the Retirement/Savings Plan.

3.03     Increase in Contributions During Initial Plan Year

         For the initial Plan Year commencing November 16, 1989 and ending December 31, 1989 only, the amount of a Participant's Deferred Contributions and Company Deferrals shall include an amount equal to the income that would have been earned on Deferred Contributions and Company Deferrals had this Plan been in effect on January 1, 1989 and had the Deferred Contributions been invested in a money market fund from the date the Deferred Contributions would have been made.

                                   ARTICLE IV
                     INVESTMENT OF DEFERRALS AND ACCOUNTING

4.01     Investments

         All amounts credited to a Participant's Account, together with the earnings thereon, shall be credited with income and loss as if invested in one or more investment alternatives selected by the Committee. At such times and under such procedures as the Committee shall designate, each Participant shall have the right to elect among investment alternatives made available by the Committee, including without limitation the right to transfer all or a portion of the funds in the Participant's Account among such available investment alternatives. The Committee shall give written notice to the Participants of the investment alternatives, if any, available to them for election. The Committee may change, add to or subtract from the investment alternatives available at any time. Nothing contained in this Section shall be construed to give any Participant any power or control to make investment directions or otherwise influence in any manner the investment and reinvestment of assets contained within any investment alternative, such control being at all times retained in the full discretion of the Committee. Nothing contained in this Section shall be construed to require the Committee to make investment choices available to Participants, and in lieu thereof the investment alternative may be selected by the Committee. Cash may be deemed to remain uninvested for a reasonable period of time following payroll withdrawal, as determined from time to time by the Committee, without interest. Nothing contained in this Section shall be construed to require the Company or the Committee to fund any Participant's Account, and the investment alternatives discussed herein may be used solely as a means to establish income and loss without the actual funding of the Participants' Accounts.

                                   ARTICLE V
                                 DISTRIBUTIONS

5.01     Time of Distribution

         (a) Retirement Benefits: The retirement benefit payable under the Plan in the case of a Participant whose employment with the Company is terminated on or after his Normal Retirement Age shall be equal to one hundred percent (100%) of the value of his Accounts on the Valuation Date immediately following his termination of employment.

         (b) Disability Benefits: The disability benefit payable under the Plan in the case of a Participant whose employment with the Company is terminated because he is Permanently and Totally Disabled shall be equal to one hundred percent (100%) of the value of his Accounts on the Valuation Date immediately following the date on which he is determined to be Permanently and Totally Disabled.

         (c) Death Benefits: The death benefit payable to a beneficiary under the Plan in the case of a Participant whose employment with the Company is terminated due to his death shall be equal to one hundred percent (100%) of the value of his Accounts on the Valuation Date immediately following the Participant's death.

         (d) Benefits Upon Termination of Employment: The benefit payable under the Plan in the case of a Participant whose employment with the Company is terminated for any reason other than retirement, Permanent and Total Disability or death shall be equal to:

                 (i) the value of his Deferred Contributions, as adjusted, as of the Valuation Date immediately following his termination of employment; plus


                (ii) the value of the vested portion of his Company Deferrals, as adjusted, as of the Valuation Date immediately following his termination of employment, determined as follows:

              Years of Completed Service
                at Date of Termination                   Vested Portion
                ----------------------                   --------------

                     Less than 1                                0%
                          1                                    20
                          2                                    40
                          3                                    60
                          4                                    80
                      5 and over                              100


                 For purposes of the preceding table, years of completed service at date of termination shall be determined in the same manner as in the Retirement/Savings Plan.

         (e) Notwithstanding Section 5.01(d), the value of the Company Deferrals of all Participants shall be fully vested as of the effective date of a "Change of Control," as defined herein, and at all times thereafter. For purposes of this Section, a "Change of Control" shall mean the event occurring when a person, partnership or corporation together with all persons, partnerships or corporations acting in concert with such person, partnership or corporation, or any or all of them, acquires more than 20% of Apache Corporation's outstanding voting securities; provided that a Change of Control shall not occur if, prior to the acquisition of more than 20% of the voting securities, Apache Corporation's Board of Directors by majority vote designates the person, partnership or corporation as an approved acquiror and resolves that a Change of Control will not have occurred for purposes of this Plan.

5.02     Method and Amount of Distribution

         Amounts distributable pursuant to Section 5.01 shall be distributed in a single sum cash payment. Payment shall be made as soon as practicable, but in no case later than sixty (60) days following the end of the Plan Year in which the Participant terminates employment.

5.03     Beneficiaries

         Each Participant shall designate one or more persons, trusts or other entities as his beneficiary (the "Beneficiary") to receive any amounts distributable hereunder at the time of the Participant's death. Such designation shall be made by the Participant in his Enrollment Agreement and may be changed from time to time by the Participant. In the absence of an effective beneficiary designation as to part or all of a Participant's interest in the Plan, such amount shall be distributed to the personal representative of the Participant's estate.

5.04     Hardship Distributions

         A Participant may request, and the Committee may approve or disapprove in its sole discretion, a withdrawal of part or all of the vested portion of the Participant's Account, subject to the following:

         (a) The Participant must file a written request for withdrawal with the Committee at least fifteen (15) days in advance, along with such information as the Committee may request for this purpose. The Committee shall review the information filed as soon as practicable after it is received and shall promptly inform the Participant of the results of the Committee's determination.

         (b) Such withdrawal may be made only for the purpose of meeting an unforeseeable emergency, which shall be defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, and only if and to the extent other resources which could alleviate such need are not reasonably available to the Participant.

         (c) An unforeseeable emergency shall be determined to exist by the Committee based on all relevant facts and circumstances.

         (d) If the Committee determines that a hardship exists, the Participant must represent to the Committee by written certification that the need cannot be relieved through reimbursement or compensation by insurance or otherwise; by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship; or by cessation of deferrals under the Plan and any other plans maintained by the Company.

         (e) If the Committee is satisfied that the foregoing requirements are satisfied and determines, in its sole discretion, to permit a hardship withdrawal, it will determine the amount of hardship withdrawal necessary to satisfy the need of the Participant and will distribute such amount to the Participant.

         (f) The Participant's deferrals shall be suspended for twelve (12) months following the date the Participant receives a hardship withdrawal.

                                   ARTICLE VI
                                 ADMINISTRATION

6.01     The Committee -- Plan Administrator

         The Committee members for the Plan shall be the same committee members as for the Retirement/Savings Plan.

6.02     Committee to Administer and Interpret Plan

         The Committee shall administer the Plan and shall have all powers necessary for that purpose, including, but not by way of limitation, power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan and, in general, to decide any dispute. The Committee shall direct the Company, the Trustee, or both, as the case may be, concerning distributions in accordance with the provisions of the Plan. The Committee shall maintain all Plan records except records of any Trust.

6.03     Organization of Committee

         The Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that any dispute shall be determined by the Committee. The Committee may make its determinations with or without meetings. It may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee shall constitute the action of the Committee.

6.04     Indemnification

         The Committee and all of the agents and representatives of the Committee shall be indemnified and saved harmless by the Company against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims judicially determined to be attributable to gross negligence or willful misconduct.

6.05     Agent for Process

         The Committee shall appoint an agent of the Plan for service of all process.

6.06     Determination of Committee Final

         The decisions made by the Committee shall be final and conclusive on all persons.

                                  ARTICLE VII
                                     TRUST

7.01     Trust Agreement

         The Company may, but shall not be required to, adopt a separate Trust Agreement for the holding, investment and administration of the funds contributed to Accounts under the Plan. The Trustee shall maintain and allocate assets to a separate account for each Participant under the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors in the event of the Company's insolvency.

7.02     Expenses of Trust

         The parties expect that any Trust created pursuant to Section 7.01 will be treated as a "grantor" trust for federal and state income tax purposes and that, as a consequence, such Trust will not be subject to income tax with respect to its income. However, if the Trust should be taxable, the Trustee shall pay all such taxes out of the Trust.
         All expenses of administering any such Trust shall be a charge against and shall be paid from the assets of such Trust.

                                  ARTICLE VIII
                           AMENDMENT AND TERMINATION

8.01     Termination of Plan

         The Company expects to continue the Plan indefinitely, but the Company may terminate the Plan at any time.

8.02     Amendment by Company

         The Company may amend the Plan at any time and from time to time, retroactively or otherwise, but no amendment shall reduce any benefit that has accrued on the effective date of the amendment.

                                   ARTICLE IX
                                 MISCELLANEOUS

9.01     Funding of Benefits -- No Fiduciary Relationship

         All benefits payable under the Plan shall be distributed in cash or in kind, in the discretion of the Committee. Benefits shall be paid either out of the Trust or, if no Trust is in existence or if the assets in the Trust are insufficient to provide fully for such benefits, then such benefits shall be distributed by the Company out of its general assets. Nothing contained in the Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, except to the extent provided in the Trust Agreement, if any.

9.02     Right to Terminate Employment

         The Company may terminate the employment of any Participant as freely and with the same effect as if the Plan were not in existence.

9.03     Inalienability of Benefits

         No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under the Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his spouse. If, notwithstanding the foregoing provision, any Participant's benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to the Plan. During the pendency of the action, any benefits that become distributable shall be paid into the court as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

9.04     Claims Procedure

         (a) All claims shall be filed in writing by the Participant, his spouse or the authorized representative of the claimant, by completing such procedures as the Committee shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

         (b) If a claim is denied, notice of denial shall be furnished by the Committee to the claimant within 90 days after the receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or beneficiary and the extension shall not exceed 90 days.

         (c) The Committee shall provide adequate notice, in writing, to any claimant whose claim has been denied, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his claims and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. The claimant or the claimant's authorized representative may request such review within the reasonable period of time prescribed by the Committee. In no event shall such a period of time be less than 60 days. A decision on review shall be made not later than 60 days after the Committee's receipt of the request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Committee's receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be furnished to the claimant. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

9.05     Disposition of Unclaimed Distributions

         Each Participant must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant at his last post office address on file with the Company, or if no address is filed with the Company, then at his last post office address as shown on the Company's records, will be binding on the Participant and his spouse for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or his spouse.





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9.06     Distributions Due Infants or Incompetents

         If any person entitled to a distribution under the Plan is an infant, or if the Committee determines that any such person is incompetent by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Committee shall have the power to cause the distributions becoming due to such person to be made to another for his or her benefit, without responsibility of the Committee to see to the application of such distributions. Distributions made pursuant to such power shall operate as a complete discharge of the Company, the Trustee, if any, and the Committee.

9.07     Use and Form of Words

         When any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and vice versa. Whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply, and vice versa.

9.08     Headings

         Headings of Articles and Sections are inserted solely for convenience and reference, and constitute no part of the Plan.

9.09     Governing Law

         The Plan shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflicts of laws principles.



                                   APACHE CORPORATION


                          By:  /s/ Raymond Plank
                               ----------------------------------------------
                                   Raymond Plank


                          Title:  Chairman of the Board
                                  -------------------------------------------


                          Date:   November 16, 1989
                                  --------------------------------------------





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